UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported):          May 13, 2008
Orbit/FR, Inc.
(Exact Name of Issuer as Specified in Charter)

Delaware	0-22583	23-2874370
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation or Organization)		Number)

506 Prudential Road, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)
(215) 674-5100
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.01. Changes of Control of Registrant
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.01. Changes of Control of Registrant.
On May 13, 2008, Orbit-Alchut Technologies Ltd., an Israeli corporation (“Seller”) and the majority shareholder of Orbit/FR, Inc., a Delaware corporation (the “Company”), completed its sale (the “Transaction”) of all of its 3,700,000 shares of common stock of the Company, representing approximately 61.6% of the Company’s issued and outstanding shares, to Satimo S.A., a French corporation (“Buyer”), pursuant to a Stock Purchase Agreement between Seller and Buyer dated March 13, 2008. The Company is not a party to the agreement between Seller and Buyer. Seller paid approximately $17.2 million in cash to Buyer in the transaction, and the shares of the Company purchased by Buyer in the Transaction represent, to the Company’s knowledge, all of the shares of the Company presently owned by Buyer.
Buyer, whose shares are listed on the NYSE-ALTERNEXT stock exchange in Europe, develops, manufactures and markets electronic scanning multi-probe antenna measurement systems.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Upon the consummation of the Transaction on May 13, 2008, each of Ze’ev Stein, Uri Jenach and Yossi Dauber resigned as members of the Company’s board of directors (the “Board”). After those resignations, on May 13, 2008 the two remaining members of the Board, Danny Goffer and Doron Ginat, appointed Philippe Garreau, Per O. Iversen and Raymond Boch to fill the three resulting vacancies on the Board, with Philippe Garreau appointed to serve as Chairman of the Company. The following is biographical information for the three new members of the Board:
Dr. Philippe Garreau serves as President and CEO of Satimo S.A., a position he has held since 1996. Prior to joining Satimo, Dr. Garreau started his career at the European Space Agency’s technology centre in The Netherlands. Dr. Garreau holds a PhD degree in electrical engineering from SUPELEC, France.
Mr. Per O. Iversen as been employed by Satimo S.A. since 1998, and currently holds the position of Chief Technology Officer and Director of US Operations. Prior to joining Satimo, Mr. Iversen spent seven years with the European Space Agency where he managed antenna development programs for both terrestrial and space borne applications. Mr. Iversen holds a B.S.E.E. degree from California State University Long Beach and an M.S.E.E. degree from University of California, Los Angeles.
Mr. Raymond Boch is currently employed as Global Account Director for ORACLE Corporation where he has been since 2006. Prior to ORACLE, Mr. Boch spent several years dealing with international business development and account management for multinationals such as France Telecom and Hewlett Packard, Inc. Mr. Boch holds an MBA degree in International Business and an M.S.E.E. degree from the Politecnico di Milano, Italy.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBIT/FR, INC.
Date: May 19, 2008	By:	/s/ Israel Adan
		Name:	Israel Adan
		Title:	President and Chief Executive Officer